Exhibit 10.2

EXECUTION COPY

POSTPETITION SECURITY AND PLEDGE AGREEMENT

POSTPETITION SECURITY AND PLEDGE AGREEMENT entered into as of June 24, 2008 (as from time to time amended, modified, restated, supplemented and in effect, this “Security Agreement”), by Distributed Energy Systems Corp., a Delaware corporation (“DESC”) and Northern Power Systems, Inc., a Delaware corporation (“Northern”, and together with DESC, each, a “Borrower” and collectively, the “Borrowers”) and Proton Energy Systems, Inc., a Delaware corporation (“Proton”), Technology Drive L.L.C., a Connecticut limited liability partnership (“Tech LLC”), Northern Power Systems Commercial Condominium Owners Association, a Vermont condominium association (“NPSCCOA”), DESC WTE Energy LLC, a Delaware limited liability company (“DESC WTE”), and NP Canada Inc., a Canadian corporation (“NP Canada,” and together with Proton, Tech LLC, NPSCCOA and DESC WTE, each a “Guarantor”, and collectively, the “Guarantors”) in favor of Perseus Partners VII, L.P., a Delaware limited partnership (the “Secured Party” or, in its capacity as collateral agent on behalf of the Secured Party, the “Collateral Agent”). Each Borrower and each Guarantor are sometimes referred to in this Security Agreement, individually as a “Grantor” and collectively as the “Grantors”. Terms not defined in this Security Agreement shall have the meaning assigned to them in the DIP Loan Agreement (as defined below).

RECITALS

A. DESC and the Secured Party have entered into a Securities Purchase Agreement, dated as of May 10, 2007 and amended March 13, 2008 (as the same may be amended and restated from time to time, the “Purchase Agreement”) pursuant to which the Secured Party issued to DESC a senior secured convertible promissory note that has an aggregate principal amount of $15,000,000 (the “Senior Secured Convertible Note”) and a senior secured convertible promissory note that has an aggregate principal amount of $1,500,000 (the “Additional Investment Note,” and together with the Senior Secured Convertible Note and such other promissory notes as may be issued by DESC in favor of the Secured Party from time to time under the terms of the Purchase Agreement, the “Principal Notes”). Each of the Principal Notes provides for interest to be paid in kind in the form of additional senior secured promissory notes (together with the Principal Notes, the “Promissory Notes”). The purchase and sale of the Promissory Notes is governed by the Purchase Agreement.

B. The Grantors and the Secured Party propose to enter into a Secured Debtor-In-Possession Loan Agreement, which will be dated as of the date hereof (the “DIP Loan Agreement”) pursuant to which the Secured Party has agreed to make Loans to the Borrowers in an aggregate principal amount not to exceed $2,000,000 evidenced by a secured promissory note (the “Secured Note”).

C. In order to induce the Secured Party to make the Loans, and in consideration therefor, (i) each Borrower has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code, valid, perfected and enforceable Liens on and a security interest in all of such Borrower’s assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of any Borrower, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, and (ii) each Guarantor has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, valid, perfected and enforceable Liens and a security interest in all of such Guarantor’s assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of any Guarantor, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, in each case, senior in priority to all Liens on such property other than Permitted Liens, subject only to Carve-Out Expenses, all pursuant to the terms of this Security Agreement in order to secure the due and punctual payment of (i) any current or future principal and interest on the Secured Note, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of Grantor now or hereafter due under the Secured Note, this Security Agreement and any other Postpetition Loan Document ((i) and (ii) collectively, the “Postpetition Debt”).

D. It is a condition precedent to the making of the loan evidenced by the Secured Note that each Grantor executes and delivers this Security Agreement.

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

ARTICLE 1

SECURITY INTEREST

1.1 Grant of Security Interest. As security for the Postpetition Debt, each Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Creditor, its successors and assigns, in and to all of the following:

(a) all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)) machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of Grantor, now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap

Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c) all present and future accounts in which Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);

(d) all investment property now owned or hereafter acquired by Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities Accounts, securities entitlements, commodity contracts and commodity Accounts;

(e) (i) all of the shares of capital stock, membership units or other ownership interests, whether certificated or uncertificated, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same and 66 2/3% of the shares of capital stock membership units or other ownership interests of whatever class of any non-U.S. issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same (collectively, the “Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

(iii) without affecting the obligations of Grantor under any provision prohibiting such action under any Postpetition Loan Document, in the event of any consolidation or merger in which any Issuer is not the surviving Entity, all shares, units or other interests held by Grantor of each class of the capital stock, membership units or other ownership interests of the successor Entity (unless such successor Entity is one of the Grantors) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the “Stock Collateral”);

(f) all general intangibles now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by Grantor, and any goodwill relating thereto);

(g) all other property owned by Grantor or in which Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

(h) all insurance policies of any kind maintained in effect by Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to Grantor pursuant to such policies;

(i) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent; and

(j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by Grantor or in which Grantor has an interest.

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which Grantor hereafter owns or in which Grantor hereafter acquires any interest, is referred to herein as the “Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

As used in this Security Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by a Grantor.

“Copyrights” means, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Entity” means, with respect to any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Foreign Issuers” means, collectively, each Entity organized under the laws of any jurisdiction outside of the United States of America that is the issuer of any shares of capital stock, membership units or other ownership interests now owned or hereafter acquired by a Grantor.

“Governmental Entity” means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority, including without limitation the SEC.

“Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to a Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by a Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by a Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by a Grantor on a worldwide basis.

“Issuers” shall mean, collectively, each Entity organized under the laws of any jurisdiction within the United States of America, directly or indirectly, that is the issuer of any shares of capital stock, membership units or other ownership interests now owned or hereafter acquired by a Grantor.

“Lien” means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether now or hereafter owned, operated or leased, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by a Grantor.

“Patents” means, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Permitted Liens” means the Perseus Prepetition Liens, the Prepetition Bank Lien and the Prepetition VEDA Lien.

“Postpetition Loan Documents” means each of the Secured Note, the Loan Agreement, this Security and Pledge Agreement and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Postpetition Debt.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by a Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

1.2 Perfection of Security Interests.

(a) Each Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements (the “Financing Statement”) describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Each Grantor will reimburse the Collateral Agent for any and all costs, charges and expenses (including fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under the Postpetition Loan Documents.

(b) Each Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, each Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Each Grantor will cooperate with the Collateral Agent in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of Deposit Accounts and Letter-of-Credit Rights.

(d) Each Grantor will not create any Chattel Paper without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(e) Each Grantor shall, upon acquiring, or otherwise becoming entitled to the benefits of, any Copyright, Patent, Trademark (or associated goodwill) or other Intellectual Property or upon or prior to filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Security Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Security Agreement except with respect to Permitted Liens in such and any related Intellectual Property.

(f) Each Grantor shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(g) Each Grantor shall upon the acquisition after the date hereof by such Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Security Agreement in such Stock Collateral.

1.3 Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 4 at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property of such Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and subject to any Order entered by the Bankruptcy Court in the Chapter 11 Cases and shall terminate upon full and final payment, performance or other satisfaction of the Postpetition Debt.

1.4 Special Provisions Relating to Stock Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Postpetition Loan Document and any Order entered by the Bankruptcy Court in the Chapter 11 Cases; provided, that such Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Postpetition Loan Document and any Order entered by the Bankruptcy Court in the Chapter 11 Cases.

(b) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus; provided, that such Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with any Order entered by the Bankruptcy Court in the Chapter 11 Cases.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Each Grantor represents and warrants as of the date hereof that:

(a) Grantor has and shall have absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and Permitted Liens;

(b) Schedule A hereto lists, as to Grantor, (i) Grantor’s chief executive office and other place(s) of business, (ii) Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile Goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by Grantor, and (vii) all accounts of the Grantor together with the name of the bank where they are located, the account number and a contact person.

(c) Grantor has paid or will pay when due and payable all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as Grantor has set aside on its books adequate reserves with respect thereto;

(d) as a result of the execution and delivery of this Security Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Collateral Agent on behalf of the Secured Party shall have a valid, perfected and enforceable Lien on, and a continuing security interest in, the Collateral;

(e) except as disclosed on Schedule 2.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

(f) the Pledged Stock evidenced described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such

Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers, and approximately 66 2/3% of the issued and outstanding shares of capital stock of any class of the Foreign Issuers, beneficially owned by each Grantor on the date hereof (whether or not registered in the name of such Grantor), and Schedule B correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the Issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

2.2 Survival. All representations, warranties and agreements of each Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 5.5 hereof.

ARTICLE 3

COVENANTS

3.1 Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent that so long as this Security Agreement shall remain in effect or any Postpetition Debt shall remain unpaid or unperformed:

(a) Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b) at Grantor’s own cost and expense, Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens;

(c) Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

(d) Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein;

(e) Grantor shall:

(i) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing;

(iii) immediately give written notice to the Collateral Agent of any other change in the Intellectual Property rights material to its businesses, including without limitation if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any Governmental Authority) regarding Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv) take all necessary steps that are consistent with good business practices in any proceeding before any appropriate Governmental Authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of its business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v) in the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, Grantor shall notify the Collateral Agent in writing within 5 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi) shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Security Agreement or thereafter made until the termination of this Security Agreement and preserve and maintain all rights in applications for any Intellectual Property material to its business; provided, however, that Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Grantor. Any expenses incurred in connection with such an application shall be borne by Grantor. Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States without the consent of the Collateral Agent, which consent shall not be unreasonably withheld.

(f) Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock, membership units or other ownership interests other than to Grantor. Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Postpetition Loan Documents).

(g) Grantor shall not:

(i) amend any material term of or terminate any contract or other document or instrument that is material to the conduct of its business constituting part of the Collateral, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent, except in accordance with the terms of any Order entered by the Bankruptcy Court;

(ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business, the grant of licenses in the ordinary course of business and sales of worn-out or obsolete Equipment (an “Asset Sale”), except in accordance with the terms of any Order entered by the Bankruptcy Court or as provided for in the Postpetition Loan Documents;

(iii) make any material compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any Lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business and in compliance with the terms of any Order entered by the Bankruptcy Court, without the prior written consent of the Collateral Agent;

(iv) change its name or use any fictitious or trade name, other than in accordance with Section 5.1 hereof;

(v) change its jurisdiction of incorporation, other than in accordance with Section 5.1 hereof;

(vi) change the location of its chief executive office, other than in accordance with Section 5.1 hereof;

(vii) permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except in compliance with an Order entered by the Bankruptcy Court and after written notice to the Collateral Agent; or

(viii) voluntarily grant, incur or allow to exist any Lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Security Agreement.

(h) Upon the closing of an Asset Sale by any Grantor of a material asset, the sale proceeds from such Asset Sale shall be used to repay any amounts due and payable under the Prepetition Obligations and the Postpetition Debt, subject to the provisions of any Order entered by the Bankruptcy Court; provided that the sales proceeds from a sale of any assets that form all or part of the Project Facility Prepetition Collateral shall be applied in accordance with the terms of the Consent Agreement. The Collateral Agent agrees that upon the sale of either the stock of Proton or any assets of Proton (collectively, the “Proton Collateral”) pursuant to the Proton Sale Procedure Order or otherwise, the Collateral Agent shall release all Liens in its favor on the applicable Proton Collateral effective upon receipt by the Collateral Agent of the proceeds of such sale.

ARTICLE 4

REMEDIAL MATTERS

4.1 Event of Default. An “Event of Default” shall exist hereunder if an event of default shall occur under the Loan Agreement.

4.2 Possession; Sale of Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise any other rights and remedies of a secured creditor under applicable laws, this Security Agreement, the DIP Loan Agreement, the Interim Order or the Final Order.

Each Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement and subject to the provisions of any Order entered by the Bankruptcy Court, such Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

4.3 Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

4.4 Certain Waivers; Grantor Not Discharged. Each Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Postpetition Debt, or its guarantee of such Postpetition Debt, as applicable, under this Security Agreement.

4.5 Transfer of Security Interest. The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to the Grantors, but without any requirement for consent or approval by or from any Grantor, and any such assignment shall be valid and binding upon the Grantors, as fully as it had expressly approved the same.

ARTICLE 5

MISCELLANEOUS

5.1 Further Assurances. Each Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time any Grantor shall take and perfect a security interest in any property to secure payment and performance of an

Account, such Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Party. Each Grantor agrees to notify the Collateral Agent in writing at least 5 Business Days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Each Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity such Grantor’s portion of any application or applications for consent to the assignment of licenses held by such Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Party. Each Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or its representatives shall have the right at any reasonable time and from time to time to call at any Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

5.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by all Grantors.

5.3 Indemnity; Reimbursement of the Collateral Agent; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, each Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 5.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security

Agreement other than to account for moneys actually received by it in accordance with the terms hereof and each Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Security Agreement or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 4.5 hereof, each Grantor shall remain liable to the Collateral Agent for any deficiency.

5.4 Continuing Lien. It is the intent of the parties hereto that, subject to the provisions of any Order entered by the Bankruptcy Court (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantors and the Collateral Agent under or in connection with the Secured Note or otherwise relating to any other Postpetition Debt, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

5.5 Termination. Except as otherwise provided in this Security Agreement or the DIP Loan Agreement, upon payment, performance or other satisfaction in full of the Secured Note and all other Postpetition Debt, all of the Prepetition Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of the Grantors, to the applicable Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantors, together with appropriate instruments of reassignment and release.

5.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable parties at the address or facsimile number, as applicable, stated below or if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

If to the Grantors:

Distributed Energy Systems Corp. 10 Technology Drive Wallingford, CT 06492
Attention:	Peter Tallian
Facsimile:	(203) 678-2000

with a copy to:

Young, Conaway, Stargatt & Taylor LLP Brandywine Building 1000 West Street 17th Floor Wilmington, Delaware 19801

Attention:	Robert S. Brady
Facsimile:	(307) 571-1253

If to Collateral Agent and Secured Party:

c/o Perseus, L.L.C. 2099 Pennsylvania Ave., N.W. Suite 900 Washington, D.C. 20006-1813
Attention:	Teresa Y. Bernstein
Facsimile:	(202) 463-6215

with a copy to:

Arnold & Porter LLP 1600 Tysons Boulevard, Suite 900 McLean, Virginia 22102-4865
Attention:	Robert B. Ott, Esq.
Facsimile:	(703) 720-7399

5.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. No Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

5.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING BU NOT LIMITED TO THE BANKRUPTCY CODE, AND TO THE EXTENT THOSE LAWS DO NOT HAVE AN APPLICABLE RULE, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THEREOF. THE PARTIES HERETO AGREE THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES ARISING OUT OF THIS SECURITY AGREEMENT SOLELY BETWEEN THE GRANTOR AND THE COLLATERAL AGENT SHALL BE THE BANKRUPTCY COURT; PROVIDED THAT THE PARTIES ACKNOWLEDGE THAT (I) ANY APPEALS FROM THE BANKRUPTCY COURT MAY BE HEARD

BY A COURT OTHER THAN THE BANKRUPTCY COURT AND (II) IF THE BANKRUPTCY COURT DECLINES TO EXERCISE JURISDICTION, THEN THE PARTIES AGREE TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE POSTPETITION DEBT, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE TO JURISDICTION OF THE BANKRUPTCY COURT OR, IF APPLICABLE, THE DISTRICT COURT, BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING HEREUNDER BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 5.6 HEREOF.

5.9 Waivers. No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

5.10 Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by Grantor and the Collateral Agent.

5.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

5.12 Counterparts. This Security Agreement may be executed in any number of counterparts. Signatures may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this

Security Agreement. No party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Security Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Collateral Agent.

5.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

5.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

[Signatures appear on following page]

IN WITNESS WHEREOF, each Grantor has executed this Security Agreement as of the date first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Chief Financial Officer

NORTHERN POWER SYSTEMS, INC.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Vice President

PROTON ENERGY SYSTEMS, INC.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Vice President

TECHNOLOGY DRIVE L.L.C.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Vice President

NORTHERN POWER SYSTEMS COMMERCIAL CONDOMINIUM OWNERS ASSOCIATION

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Vice President

DESC WTE ENERGY LLC

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Officer

[SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT]

NP CANADA INC.

By:
Name:
Title:

ACKNOWLEDGED BY SECURED PARTY:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary

ACKNOWLEDGED BY COLLATERAL AGENT:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary

[SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT]